UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012 (September 5, 2012)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 10, 2012, WellPoint, Inc. (the “Company”) closed its sale of $625 million initial aggregate principal amount of its 1.250% Notes due 2015 (the “2015 Notes”), $625 million initial aggregate principal amount of its 1.875% Notes due 2018 (the “2018 Notes”), $1 billion initial aggregate principal amount of its 3.300% Notes due 2023 (the “2023 Notes”) and $1 billion initial aggregate principal amount of its 4.650% Notes due 2043 (the “2043 Notes” and, together with the 2015 Notes, the 2018 Notes and the 2023 Notes, the “Notes”) pursuant to an Underwriting Agreement, dated September 5, 2012 (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., and the related Terms Agreement, dated September 5, 2012 (the “Terms Agreement”), among the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters named in the Terms Agreement (the “Underwriters”). The Notes have been registered under the Securities Act of 1933, as amended (the “Act”) pursuant to a registration statement on Form S-3 (File No. 333-178394) previously filed with the Securities and Exchange Commission under the Act.

We anticipate that we will receive proceeds of approximately $3.21 billion from the sale of the Notes after deducting underwriting discounts and our offering expenses. We intend to use approximately $3.1 billion of the net proceeds of this offering to pay a portion of the consideration for the previously announced acquisition of AMERIGROUP Corporation (the “Amerigroup Acquisition”) and the balance for general corporate purposes. The Indenture (defined below) does not prohibit or limit the incurrence of indebtedness and other liabilities by the Company or its subsidiaries.

The Notes were issued pursuant to an Indenture, dated as of January 10, 2006 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”). Interest on the 2015 Notes is payable semi-annually on March 10 and September 10 of each year, commencing on March 10, 2013. With respect to the 2015 Notes, each interest payment will be made to the persons who are registered holders of the notes on the immediately preceding March 1 and September 1, respectively. Interest on the 2018 Notes, the 2023 Notes and the 2043 Notes is payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2013. With respect to the 2018 Notes, the 2023 Notes and the 2043 Notes, each interest payment will be made to the persons who are registered holders of the notes on the immediately preceding January 1 and July 1, respectively.

The Notes may be declared immediately due and payable by the Trustee or the holders of 25% of the principal amount of the Notes of the affected series if an event of default occurs under the Indenture and has not been cured. An event of default generally means that the Company (1) fails to pay the principal or any premium on a Note on its due date, (2) does not pay interest on a Note within 30 days of its due date, (3) remains in breach of any other term of the Indenture for 60 days after its receipt of written notice of such failure or (4) files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occurs.

The 2015 Notes will mature on September 10, 2015, the 2018 Notes will mature on January 15, 2018, the 2023 Notes will mature on January 15, 2023 and the 2043 Notes will mature on January 15, 2043. However, the Company, at its option, may redeem the Notes of any series, in whole, at any time or in part from time to time, at a redemption price equal to the greater of: (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the remaining scheduled payments of principal and interest on the applicable Notes being redeemed (not including any portion of the payments of interest accrued as of the date of redemption) discounted to its present value, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the Indenture, plus 15 basis points in the case of the 2015 Notes, plus 20 basis points in the case of the 2018 Notes, plus 30 basis points in the case of the 2023 Notes and plus 30 basis points in the case of the 2043 Notes, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

In the event that the Amerigroup Acquisition has not been consummated on or prior to September 9, 2013 or if, prior to such date, the merger agreement relating to the Amerigroup Acquisition is terminated, then the Company will be obligated to redeem all of the Notes on the special redemption date at a redemption price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest from the date of initial issuance to, but excluding, the special redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The “special redemption date” means the earlier to occur of (1) October 9, 2013 or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the merger agreement for any reason.

Unless the Company has exercised its right to redeem the 2015 Notes, the 2018 Notes, the 2023 Notes and the 2043 Notes in full as described above, upon the occurrence of both (i) a change of control of the Company and (2) a downgrade of the Notes below an investment grade rating by each of Moody’s Investors Services Inc., Standard & Poor’s Ratings Services and Fitch Ratings Inc. within a specified period, it will be required to make an offer to purchase all of the 2015 Notes, the 2018 Notes, the 2023 Notes and the 2043 Notes at a price equal to 101% of the principal amount of the 2015 Notes, the 2018 Notes, the 2023 Notes and the 2043 Notes, respectively, plus any accrued and unpaid interest to the date of repurchase.

The Underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Certain affiliates of the Underwriters are participants in the Company’s revolving credit agreement.

The foregoing description of the issuance and sale does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is incorporated by reference hereto as Exhibit 1.1, and the Indenture, which is incorporated by reference hereto as Exhibit 4.1.

The computation of the Ratio of Earnings to Fixed Charges is attached as Exhibit 12.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of September 5, 2012, among WellPoint, Inc. and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.

4.1	Indenture, dated as of January 10, 2006, between WellPoint, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.) (filed as Exhibit 4.1 to WellPoint, Inc.’s Form 8-K dated January 10, 2006, and incorporated herein by reference).

4.2	Form of the 1.250% Notes due 2015.

4.3	Form of the 1.875% Notes due 2018.

4.4	Form of the 3.300% Notes due 2023.

4.5	Form of the 4.650% Notes due 2043.

5.1	Opinion of Hogan Lovells US LLP.

5.2	Opinion of Faegre Baker Daniels LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2012

WELLPOINT, INC.

By:	/s/ KATHLEEN S. KIEFER
Name:	Kathleen S. Kiefer
Title:	Vice President and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of September 5, 2012, among WellPoint, Inc. and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.

4.1	Indenture, dated as of January 10, 2006, between WellPoint, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.) (filed as Exhibit 4.1 to WellPoint, Inc.’s Form 8-K dated January 10, 2006, and incorporated herein by reference).

4.2	Form of the 1.250% Notes due 2015.

4.3	Form of the 1.875% Notes due 2018.

4.4	Form of the 3.300% Notes due 2023.

4.5	Form of the 4.650% Notes due 2043.

5.1	Opinion of Hogan Lovells US LLP.

5.2	Opinion of Faegre Baker Daniels LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.